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                                                                    EXHIBIT 23.1

                        CONSENT OF SMITH & GESTELAND, LLP



         We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Baylake Corp. and Baylake Capital Trust I of our report dated January 21, 2000, relating to the consolidated condensed balance sheets of Baylake Corp. and its subsidiaries as of December 31, 1999 and 1998, and the related consolidated condensed statements of income, comprehensive income and cash flows for each of the years ended December 31, 1999, 1998, and 1997, which report appears in Baylake Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999.


         In addition, we consent to the incorporation by reference of our review reports relating to the consolidated condensed balance sheets of Baylake Corp. and its subsidiaries as of June 30, 2000 and September 30, 2000, and the related consolidated condensed statements of income, comprehensive income and cash flows for the interim periods then ended, which reports appear in Baylake Corp.'s Quarterly Reports on Form 10-Q for the periods ended June 30, 2000 and September 30, 2000.

         We also consent to the references to us under the captions "Selected Consolidated Financial and Other Data" and "Experts" in such Registration Statement.



Madison, Wisconsin

February 5, 2001                                     /s/ Smith & Gesteland, LLP
                                                     SMITH & GESTELAND, LLP